Exhibit 27-(h)(8)(c): Form of Amendment effective as of July 15, 2003 to Participation Agreement by and among ReliaStar Life Insurance Company, ING Variable Portfolios, Inc. and ING Funds Distributor, LLC

AMENDMENT TO PARTICIPATION AGREEMENT

     THIS AGREEMENT is made by and among ReliaStar Life Insurance Company (the "Company"), a life insurance company organized under the laws of the State of Minnesota, ING Variable Portfolios Inc. (ING VPI) an open-end management investment company and corporation organized under the laws of the State of Maryland, and ING Funds Distributor, LLC (the "Distributor" (formerly known as ING Funds Distributor, Inc.)), a corporation organized under the laws of the State of Delaware, (collectively, "the Parties").

WHEREAS, the Parties executed a Participation Agreement dated May 1, 2002 (the "Participation Agreement").

     WHEREAS, effective on July 15, 2003, the Company wishes to amend the Participation Agreement with respect to the Contracts and Separate Accounts as listed on Schedule A to include additional contracts funded by the Separate Accounts.

NOW, THEREFORE, in consideration of their mutual promises, the Parties agree as follows:

The Participation Agreement is hereby amended to reflect the current contracts and separate accounts by substituting for the current Schedule A an amended Schedule A in the form attached hereto.

Executed this ___ day of September 2003.

RELIASTAR LIFE INSURANCE COMPANY

By:
Name:	Lawrence D. Taylor
Title:	Vice President and Actuary

ING VARIABLE PORTFOLIOS, INC.

By:
Name:	Michael J. Roland
Title:	Executive Vice President

ING FUNDS DISTRIBUTOR, LLC

By:
Name:	Michael J. Roland
Title:	Executive Vice President

Schedule A

Contracts and Separate Accounts

Separate Account(s)	Contracts:
ReliaStar Select*Life Variable Account	FlexDesign VUL
(October 11, 1984)	Variable Accumulation VUL
Variable Estate Design VUL
ING Protector Elite VUL
ING Investor Elite VUL

Separate Account N of ReliaStar	Advantage SM
Life Insurance Company	Advantage Century SM
(October 1, 2002)	Advantage Century PlusSM

As amended effective July 15, 2003